UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2022

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Executive Vice President and Chief Financial Officer

(b) & (c)     On April 27, 2022, the Company issued a press release announcing that on May 16, 2022, John C. Griffith, 55, will join the Company as its Executive Vice President and Chief Financial Officer, and its principal financial officer. As of May 16, 2022, M. Susan Hardwick’s officer title will change from President, Chief Executive Officer and Chief Financial Officer, to President and Chief Executive Officer, and she will remain the Company’s principal executive officer.
Since 2014, Mr. Griffith has served as the Managing Director, Mergers and Acquisitions for Bank of America Securities’ Global Regulated Utilities and Renewable Energy Practice. There, Mr. Griffith has served as lead investment banker on numerous major U.S. and international utility transactions. Prior to joining Bank of America Securities, from 2008 to 2014, Mr. Griffith served as the Chief Executive Officer of HighWave Energy, a renewable fuels start-up company, and from 1995 to 2008, he served in various capacities of increasing responsibility with Merrill Lynch & Co. Mr. Griffith received a Bachelor of Arts degree in Economics from Davidson College and a Master’s in Business Administration, with honors, from the Columbia University Graduate School of Business.
Upon joining the Company, Mr. Griffith will be entitled to an annual base salary of $725,000 and will receive a prorated Annual Performance Plan award opportunity for 2022 equal to 100% of his annual base salary (at target). He will also receive 2022 Long-Term Performance Plan awards (which will not be prorated) based on an aggregate target award opportunity of 250% of his annual base salary, and which will include the Company’s standard post-retirement vesting provision applicable to the position of the chief executive officer, chief financial officer and chief operating officer. Mr. Griffith will be eligible to participate in the Company’s Executive Severance Policy, its Change of Control Severance Policy, and its employee nonqualified deferred compensation plan, as well as other benefit plans and arrangements generally available to other executives of the Company. In addition, Mr. Griffith will receive a lump-sum cash payment of $120,000 in lieu of specific benefits under the Company’s relocation policy, and a cash sign-on bonus of $950,000, in each case less applicable withholdings.
Other than as described above, there are no arrangements or understandings between Mr. Griffith and any other person pursuant to which he was selected as an executive officer of the Company. Mr. Griffith does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and does not have any direct or indirect material interest in any transaction in which the Company is or is to be a participant and which would require reporting under Item 404(a) of Regulation S-K.
A copy of the press release issued by the Company on April 27, 2022 related to the foregoing has been included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
(d) Exhibits.

The following exhibits to this Current Report have been provided herewith (as noted below):

Exhibit No.	Description
99.1*	Press Release, dated April 27, 2022, issued by the Company.
104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	April 27, 2022	By:	/s/ M. SUSAN HARDWICK
M. Susan Hardwick
President, Chief Executive Officer and Chief Financial Officer
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